UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 3, 2013

VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 3, 2013, ViewPoint Financial Group, Inc. (the “Company”), the parent company of ViewPoint Bank, National Association (the “Bank”), entered into a Resignation, Release and Consulting Agreement (the “Transition Agreement”) with Pathie E. McKee, in exchange for a general release of all claims, demands, cause of actions, fees, liabilities or rights of any sort, including any rights or claims that Ms. McKee may have under the severance agreement dated effective as of January 1, 2012, by and between the Bank and Ms. McKee. A copy of the Transition Agreement is attached hereto as Exhibit 10.1 which is incorporated herein by reference.
Under the Transition Agreement, Ms. McKee will serve as a consultant to the Company and the Bank until December 31, 2013 (the “Consulting Period”), to ensure a smooth transition of her responsibilities within the organization and to her successor. In connection with Ms. McKee's resignation, and in accordance with the Transition Agreement, for a period of five months beginning August 1, 2013 the Bank will (i) pay her a monthly consulting fee of $30,000, (ii) pay to her a one-time payment of $120,000 on or before January 2, 2014, which such payment shall be reduced or eliminated to the extent of any amounts received by Ms. McKee with respect to services performed by her for others during the Consulting Period and (iii) provide to her, at the Bank's expense, the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. Additionally, on or before July 31, 2013, the Company shall pay Ms. McKee the cash value of the remaining unvested portion of her 2011 and 2012 Non-Equity Incentive Plan Compensation (“NEIPC”), comprised of 4,552 shares of phantom stock of the Company based on the closing price for the Company's common stock on July 31, 2013. As a consultant, Ms. McKee will be eligible to receive 1,400 shares of previously granted Company restricted stock scheduled to vest on August 20, 2013. The vesting of these shares will be accelerated to July 31, 2013.
The Transition Agreement contains non-competition, non-solicitation and confidentiality provisions prohibiting Ms. McKee from soliciting any employee, former employee or customer of the Bank or any affiliate thereof, or inducing any customer, supplier, licensor, licensee, business relation, representative, or agent of the Bank to terminate or modify their relationship with the Bank or any affiliate thereof. The Transition Agreement also contains a general release of claims by Ms. McKee.
Effective on July 3, 2013, the Company has promoted Kari J. Anderson, the Company's Senior Vice President and Controller, to the position of Chief Accounting Officer, as well as interim principal financial officer until Ms. McKee's successor is appointed. There are no family relationships between Ms. Anderson and any director or officer of the Company, and she has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Anderson will receive a $30,660 annual increase in her base salary for her additional service as principal accounting officer, and an additional $6,000 per month increase during her tenure as interim principal financial officer.
On July 3, 2013, the Company issued a press release announcing the resignation of Ms. McKee, the Company's retention of her as a consultant, and the appointment of Ms. Anderson to the position of Chief Accounting Officer and interim principal financial officer. The press release is attached to this report as Exhibit 99.1 which is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Transition Agreement
Exhibit 99.1	Press release dated July 3, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	July 3, 2013	By:	/s/ Scott A. Almy
Scott A. Almy, Executive Vice President, Chief Risk Officer and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Transition Agreement
Exhibit 99.1	Press release dated July 3, 2013